SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
February 15, 2006
(Date of Earliest Event Reported)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047 (Commission File Number)	04-2870273 (I.R.S. Employer Identification No.)
INDEPENDENT BANK CORP.
288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)
02370
(Zip Code)
NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Board of Directors Approves 2006 Cash Incentive Plan
For Chief Executive Officer and Executive Officers:
On February 16, 2006 the Independent Bank Corp. Board of Directors approved the Independent Bank Corp. And Rockland Trust Company Executive Officer Performance Incentive Plan (the “2006 Executive Incentive Plan”). The 2006 Executive Incentive Plan was created to provide salaried Executive Officers of Independent Bank Corp. (the “Company”) and its wholly-owned subsidiary Rockland Trust Company (“Rockland Trust”) who are not entitled to sales commissions with a cash incentive program designed to motivate them to perform to their full potential and thereby assist the Company and Rockland Trust in achieving financial success.
The 2006 Executive Incentive Plan defines “Award” as a cash incentive payment made to Executive Officers pursuant to the 2006 Executive Incentive Plan. Awards under the 2006 Executive Incentive Plan will be determined as follows:
•	the CEO’s Award will be determined by the product of the CEO’s Target Award multiplied by the Bank Performance Adjustment Factor;

•	Awards for all Executive Officers other than the CEO will be determined from the product of the Participant’s Target Award multiplied by the Bank Performance Adjustment Factor and multiplied by the Participant’s Individual Performance Adjustment Factor.
The Award payable to any Participant, therefore, may be less than or more than the Participant’s Target Award, depending upon: the level of the Company’s performance against the threshold, target, and maximum performance criteria used to determine the Bank Performance Adjustment Factor; and, in the case of Executive Officers other than the CEO, whether the individual Executive Officer’s Performance Goals and Objectives for 2006 used to determine the Individual Performance Adjustment Factor have been achieved.
The 2006 Executive Incentive Plan defines “Target Award” as an Executive Officer’s base salary on November 1st of 2006, multiplied by the target percentage established for that Executive Officer. The 2006 Executive Incentive Plan establishes the target percentages used to determine an Executive Officer’s Target Award as follows:

Target Percentage Of Base
Salary Used To
Executive Officer	Position	Determine Target Award
Christopher Oddleifson	President and Chief Executive Officer of the Company and of Rockland Trust	Forty-Five Percent (45%)
Raymond G. Fuerschbach	Senior Vice President, Human Resources, of Rockland Trust	Twenty Percent (20%)
Edward F. Jankowski	Chief Technology and Operations Officer of Rockland Trust	Twenty Percent (20%)
Ferdinand T. Kelley	Executive Vice President (Commercial Lending Division and Investment Management Group) of Rockland Trust	Thirty Percent (30%)
Jane L. Lundquist	Executive Vice President (Director of Retail Banking and Corporate Marketing) of Rockland Trust	Thirty Percent (30%)
Anthony A. Paciulli	Managing Director (Residential Mortgage) of Rockland Trust	Twenty Percent (20%)
Edward H. Seksay	General Counsel of the Company and of Rockland Trust	Twenty Percent (20%)
Denis K. Sheahan	Chief Financial Officer of the Company and of Rockland Trust	Thirty Percent (30%)

The 2006 Executive Incentive Plan defines the Bank Performance Adjustment Factor as a factor determined by the level of the Company’s performance against: specified threshold performance criteria for Earnings Per Share, Return On Average Equity, and Return On Average Assets; and, target and maximum performance criteria based upon Earnings Per Share. The range of the Bank Performance Adjustment Factor for the CEO, and for all Executive Officers other than the CEO, will primarily be determined from a range of possible percentages, on a linear basis, based upon the level of Company’s performance against specified threshold, target, and maximum Earnings Per Share performance criteria, as follows:

	Threshold	Target	Maximum
	Earnings Per Share	Earnings Per Share	Earnings Per Share
Range of Bank Performance Adjustment Factor for CEO	Twenty-Five Percent (25%)	One Hundred Percent (100%)	Two Hundred Percent (200%)
Range of Bank Performance Adjustment Factor for all Executive Officers other than the CEO	Fifty Percent (50%)	One Hundred Percent (100%)	One Hundred Twenty Five Percent (125%)

If, however, specified threshold levels for either Return On Average Equity or Return On Average Assets are not met, the Bank Performance Adjustment Factor percentage determined by the level of Company’s performance against specified threshold, target, and maximum Earnings Per Share performance criteria will be reduced to Seventy-Five Percent (75%) of what the Bank Performance Adjustment Factor percentage would have been using only the Earnings Per Share performance criteria.
The 2006 Executive Incentive Plan defines the “Individual Performance Adjustment Factor” as a factor (or factors) that will, when multiplied by an Executive Officer’s Target Award and the Bank Performance Adjustment Factor, determine an Award. The Individual Performance Adjustment Factor is not applicable to the CEO. For all Executive Officers other than the CEO, the Individual Performance Adjustment Factor will be adjusted upward or downward within a possible range from zero (0.0) to one and seven-tenths (1.70) based upon an evaluation of the Executive Officer’s achievement of individual performance goals and objectives during 2006.
The 2006 Executive Incentive Plan will be administered by the Board of the Company, based upon the recommendations of the Compensation Committee of the Board. All determinations regarding the achievement of any performance goals, the achievement of individual performance goals and objectives, and the amount of any individual Award will be made by the Board, in its sole and absolute discretion, based upon the recommendations of the Compensation Committee. The Board’s determinations under the 2006 Executive Incentive Plan need not be uniform and may be made selectively among persons who receive, or who are eligible to receive, an Award. Notwithstanding any other provision of the 2006 Executive Incentive Plan to the contrary, the Board reserves the right, in its sole and absolute discretion, to: make adjustments to the Bank Performance Adjustment Factor, within the range of parameters set forth in the 2006 Executive Incentive Plan, based upon one-time, non-recurring, or extraordinary events or any other reason that the Board deems appropriate; increase the award for the CEO up to a maximum of 1.25 times the amount that would be called for by the product of the CEO’s Target Award multiplied by the Bank Performance Adjustment Factor; and, to reduce, including a reduction to zero, any Award to an Executive Officer otherwise payable.
ITEM 8.01 OTHER EVENTS
Chief Executive Officer Trading Plan
On or about February 17, 2006 Charles Schwab & Son, Inc. (the “Broker”) entered into a Trading Plan adopted in accordance with the provisions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, with Christopher Oddleifson, President and Chief Executive Officer of the Company. Pursuant to the Trading Plan, the Broker is instructed to purchase 250 shares of the Company’s common stock for Mr. Oddleifson, at market rates, on the first trading day of each calendar month beginning in March 2006 and ending in February 2007.
Bank-Owned Life Insurance Claim
A former employee of Rockland Trust Company employee, who was one of the individuals covered under the Company’s Bank-Owned Life Insurance (“BOLI”), died recently. On February 15, 2006, the Company submitted a claim for the cash benefits arising from the former employee’s death to the insurer which provided BOLI coverage. The Company currently anticipates that it will receive payment of its BOLI claim in the near future and that the proceeds from that claim will result in the Company recognizing a tax exempt gain of approximately $1.2 million during the three months ending March 31, 2006.
Also, see Item 1.01 above regarding Board Approval Of 2006 Cash Incentive Plan For Chief Executive Officer and Executive Officers.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: February 21, 2006	BY:	/s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL